UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007

Jilco Industries, Inc.

(Exact name of registrant as specified in its articles)

California, United States	000-06649	95-2075885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P. O. Box 10539

Beverly Hills, CA 90213

(Address of Principal Executive Offices)

(310) 788-3813

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 9, 2007 the Company converted an aggregate $264,225.50 of principal and accrued but unpaid interest of notes held by affiliates. Affiliate status of the converting noteholders was determined by the respective noteholders’ beneficial ownership of shares of the Company’s common stock immediately before the conversion. These notes were due on July 31, 2007 and were converted at a conversion price of $.075 per share and were converted into an aggregate 3,523,005 shares of the Company’s common stock.

The offerings and the sales of securities pursuant to the conversions described above are being made in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder as not involving a public offering of securities.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 9, 2007	Jilco Industries, Inc.

	By:	/s/ Martha Kretzmer
	Name:	Martha Kretzmer
	Title:	President